UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

CHINA POWER EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Maryland	333-147349	20-5101287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 6/F, Block B Science & Technology Park of Xi Dian University No. 168 Kechuang Road, Hi-tech Industrial Development Zone Xi’an, Shaanxi, P.R.China 710065
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (011)-86-29-8831-0282\8831-0560

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants

On January 31, 2011, China Power Equipment, Inc. (the “Company”) dismissed its principal independent accountant, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”).  The decision to dismiss ACSB as the Company's principal independent accountant was approved by the Audit Committee of the Company's Board of Directors on January 31, 2011.  ACSB’s report on the Company's financial statements for the fiscal year ended December 31, 2009 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2009 through the date of ACSB’s dismissal, there were no disagreements with ACSB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ACSB, would have caused ACSB to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period.  None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from January 1, 2009 through December 31, 2010 or through the date of this report. The Company has provided ACSB with a copy of the foregoing disclosures, and ACSB has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1.

On January 31, 2011, the Company engaged Mazars CPA Limited (“Mazars”) as its new principal independent accountants, effective immediately upon the dismissal of ACSB. The decision to engage Mazars as the Company's principal independent accountants was approved by the Audit Committee of the Company's Board of Directors on January 31, 2011. During the period from January 1, 2009 through December 31, 2010, and through the date of the Mazars’ engagement , the Company did not consult with Mazars regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
16.1	Letter from ACSB, dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA POWER EQUIPMENT, INC.

Date: February 3, 2011	By: /s/Yongxing Song Name: Yongxing Song Title: Chief Executive Officer and President